 Exhibit 10.4

AMENDED AND RESTATED OPERATING AGREEMENT

THIS AMENDED AND RESTATED MANAGEMENT AGREEMENT (this “Amended and Restated Agreement”) is effective as of April 1, 2017 (the “Effective Date”), by and between Lazarus Energy Holdings, LLC, a Delaware limited liability company (“LEH”), Lazarus Energy, LLC, a Delaware limited liability company (“LE”), and Blue Dolphin Energy Company, a Delaware corporation (“Blue Dolphin”). (LEH, LE, and Blue Dolphin are collectively referred to herein as the “Parties”).

W I T N E S S E T H:

WHEREAS, LE owns a refinery located in Nixon, Texas (the “Refinery”);

WHEREAS, the ownership of all of the membership interests of LE was acquired by Blue Dolphin effective as of February 15, 2012;

WHEREAS, LE and Blue Dolphin engaged LEH to manage and operate Blue Dolphin and the Refinery, and LEH has provided management services in the areas of operations and management of the business of the companies thereto (collectively the “Services”);

WHEREAS, following the termination of a Crude Oil Supply and Throughput Services Agreement (as amended and supplemented) and a Joint Marketing Agreement (as amended and supplemented), each dated August 12, 2011, by and among LE and Genesis Energy, LP and GEL Tex Marketing, LLC, the agreement between the Parties requires modification.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Parties hereto agree as follows:

1.           Throughout the Term of this Amended and Restated Agreement LEH agrees to perform the Services in the interest of LE and Blue Dolphin, subject to the terms and conditions stated herein. The Services shall be performed on a continuing basis without any further specific requests or instructions.

2.           LE and Blue Dolphin may also request LEH to render additional special services and LEH undertakes to comply with such requests to the extent that it has the time, resources, manpower and expertise to do so.

3.           For the purposes of certainty, it is understood and agreed that the term “Services” does not include any activities that can be exercised by LEH as a shareholder and the Services shall be provided in a way that is independent of any such shareholding.

4.
Quality. The Services provided by LEH hereunder shall be provided in a good and workmanlike manner in accordance with prevailing industry standards.

5.
Compensation. In consideration for its services hereunder, LE shall assign to LEH:

(a)
Blue Dolphin shall reimburse LEH at cost plus five percent (5%) for all reasonable Blue Dolphin expenses incurred while performing the Services. Amounts payable to LEH by Blue Dolphin for expenses incurred in a calendar month shall be paid as incurred.

(b)
Management services as defined under Services shall exclude the payment of property taxes, property insurance, principal and interest on loans, turnaround expenses, capital expenditures, environmental and regulatory compliance matters (including purchase of related equipment and supplies), product dyes, chemicals, propane, fuel and other items as determined from time to time by Blue Dolphin’s board of directors (the “Board”), at their sole discretion.

6.
Term. The “Term” of this Amended and Restated Agreement shall begin on the date hereof and shall expire:

(a)
Upon the third anniversary of the Effective Date, which termination date shall be April 1, 2020.

(b)
Upon written notice of either party upon the material breach of this Amended and Restated Agreement by the other party.

(b)
Upon 90 days’ notice by the Board if the Board determines that this Amended and Restated Agreement is not in the best interest of Blue Dolphin.

The termination of this Amended and Restated Agreement shall not affect the survival of Section 7 of this Amended and Restated Agreement.

7.
Indemnification.

(a)
LEH will indemnify, defend and hold harmless LE, Blue Dolphin, and their affiliates, and their respective officers, directors and employees, from and against any claim or liability arising from the negligence or willful misconduct of LEH, or from any injury suffered or alleged to be suffered by any employee of LEH.

(b)
LE will indemnify, defend and hold harmless LEH, its affiliates, and their respective officers, directors and employees, from and against any claim or liability arising from the negligence or willful misconduct of LE or Blue Dolphin.

8.           Remedies. If any legal action or other proceeding is brought for the enforcement of this Amended and Restated Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Amended and Restated Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding in addition to any other relief to which it or he may be entitled at law or equity.

9.           Successors. This Amended and Restated Agreement shall be binding upon each of the Parties upon their execution, and inure to the benefit of the Parties hereto and their successors and assigns. Any assignee whatsoever will be bound by the obligations of the assigning party under this Amended and Restated Agreement, and any assignment shall not diminish the liability or obligation of the assignor under the terms of this Amended and Restated Agreement unless otherwise agreed.

10.           Severability. In the event that any one or more of the provisions contained in this Amended and Restated Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Amended and Restated Agreement or any such other instrument.

11.           Paragraph Headings. The paragraph headings used herein are descriptive only and shall have no legal force or effect whatsoever.

12.           Gender. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural and conversely.

13.           Governing Law. This Amended and Restated Agreement shall be governed by and construed in accordance with the laws of the state of Texas applicable to agreements and contracts executed and to be wholly performed there, without giving effect to the conflicts of law principles thereof. Venue for any action brought in connection herewith shall lie in Harris County, Texas.

14.           Remedies. In the event of any action, dispute or litigation from the Parties hereto relating to the interpretation or enforcement of this Amended and Restated Agreement or otherwise relating to the subject matter hereof, the prevailing party shall be entitled to recover reasonable attorneys’ fees and court costs.

15.           Multiple Counterparts. This Amended and Restated Agreement may be executed in multiple counterparts, each of which shall be deemed an original.

16.           Waiver. Any waiver by either party to be enforceable must be in writing and no waiver by either party shall constitute a continuing waiver.

17.           Cross References. References in this Amended and Restated Agreement to Articles, Sections, Exhibits, or Schedules shall be deemed to be references to Articles, Sections, Exhibits, and Schedules of this Amended and Restated Agreement unless the context specifically and expressly requires otherwise.

18.           Entire Agreement. This Amended and Restated Agreement and the other agreements referred to herein set forth the entire understanding of the Parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the Parties relating to the subject matter hereof and thereof.

[Remainder of page intentionally left blank; signature page to follow.]

IN WITNESS WHEREOF, the Parties have executed this Amended and Restated Agreement as of the date and year first set forth above.

LAZARUS ENERGY HOLDINGS, LLC

By:_________________________________
Name: Jonathan P. Carroll
Title: Director

LAZARUS ENERGY, LLC

By:_________________________________
Name: Jonathan P. Carroll
Title: Director

BLUE DOLPHIN ENERGY COMPANY

By:_________________________________
Name: Tommy L. Byrd
Title: Chief Financial Officer, Treasurer and
Assistant Secretary

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